UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2005

HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22388	99-0273889
(Commission File Number)	(IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 150, Dallas, Texas	75237
(Address of Principal Executive Offices)	(Zip Code)

(214) 623-8446
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

During the period from August 16, 2005, through September 15, 2005 (any issuances previously disclosed by the Company on Form 8-K or Form 10-QSB are not repeated herein), the Company issued the following shares of its common stock, $.001 par value per share ("Common Stock") without registration under the Securities Act of 1933, as amended (the "Securities Act") (dollars and shares are in thousands, except for total outstanding shares):

1.         the Company issued an aggregate of 1,956 shares of Common Stock to 17 holders of warrants who exercised such warrants at exercise prices ranging from $.01 to $2.90 per share as shown in the following table:

Range of	Number
Exercise	of
Prices	Shares

$0.01 - $1.00	960
$1.25 - $1.88	158
$2.00 - $2.90	838
1,956

2.         the Company issued an aggregate of 348 shares of Common Stock to the holders of five stock options that were granted under the Company's stock option plans, which holders exercised such stock options at exercise prices ranging from $.65 to $1.50 per share; and

3.         the Company issued 333 shares of Common Stock upon the conversion of 20 shares of the Company's Series B Preferred Stock by the holder of such shares at a conversion price of $1.50 per share.

            The above issuances were unregistered, as the Company was relying on the exemptions from registration contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, on the basis that such transactions did not involve public offerings of securities.

Including the issuances described above, the Company had 26,732,232 shares of Common Stock outstanding as of September 15, 2005.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        Home Solutions of America, Inc.
                                                                        (Registrant)

                                                                        By:   /s/ Rick J. O'Brien
                                                                                    Rick J. O'Brien
                                                                                    Chief Financial Officer
Dated:  September 15, 2005